Exhibit 99.1

Keating Capital, Inc. Announces Results of Rights Offering of Common Stock

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--December 17, 2013--Keating Capital, Inc. (the “Company”) (Nasdaq: KIPO), a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, today announced the results of its non-transferable rights offering, which expired on December 16, 2013, at 5:00 p.m. New York City time.

The Company issued to its stockholders of record as of November 20, 2013 (the “Record Date”), non-transferable rights to subscribe for up to 2,945,113 shares of the Company's common stock. Record Date stockholders received one right for every three shares of common stock owned on the Record Date. The rights, which entitled holders to purchase one new share of common stock for every one right held, were not listed for trading on Nasdaq or any other stock exchange.

The final subscription price per share in the rights offering was $6.00. The rights offering is expected to result in the issuance of 713,562 additional shares of the Company's common stock. Accordingly, the net proceeds after payment of dealer-manager fees, but before other offering expenses, are expected to be approximately $4,110,000. However, these results are based upon the subscriptions for shares received, and remain subject to receipt of final payment for such shares in accordance with the terms and conditions of the rights offering.

The net proceeds will be used by the Company to make new portfolio company investments in accordance with its investment objective and for general working capital purposes.

As of September 30, 2013, Keating Capital’s total net assets were $70.0 million, or $7.93 per share, based on outstanding shares of 8,835,340. Based on the results of the offering as described above, the Company’s pro forma net asset value as of September 30, 2013 would be $74.1 million, or $7.76 per share, based on 9,548,902 shares outstanding after the rights offering. This represents dilution to existing stockholders of $0.17 per share, or 2.1%. This pro forma net asset value calculation only reflects the increase in cash and shares outstanding as a result of the rights offering, and it does not reflect any changes in fair value of the Company’s portfolio companies since September 30, 2013, nor does it take into account any of the Company’s operating expenses since September 30, 2013.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), acted as the dealer-manager for the rights offering.

About Keating Capital, Inc.

Keating Capital (www.keatingcapital.com) is a closed-end fund (regulated as a business development company under the Investment Company Act of 1940) that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. Keating Capital provides investors with the ability to participate in a publicly traded fund that allows its stockholders to share in the potential value accretion that Keating Capital believes typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to Keating Capital’s proposed securities offering and the anticipated use of the net proceeds of the offering. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in Keating Capital’s filings with the Securities and Exchange Commission, including the Prospectus. Keating Capital undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained on Keating Capital’s website is not incorporated by reference into the Prospectus and you should not consider that information to be part of the Prospectus.

CONTACT:
Investor Relations:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com